The Investment Company of America
                             333 South Hope Street
                       Los Angeles, California 90071-1406
                              Phone (213) 486 9200







                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



R. MICHAEL SHANAHAN, Chairman and CEO, and THOMAS M. ROWLAND, Treasurer of The Investment Company of America (the "Registrant"), each certify to the best of his knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                Chief Financial Officer

THE INVESTMENT COMPANY                 THE INVESTMENT COMPANY
OF AMERICA                             OF AMERICA

/s/ R. Michael Shanahan                /s/ Thomas M. Rowland
----------------------------           -----------------------------
R. Michael Shanahan, Chairman          Thomas M. Rowland,Treasurer

Date: September 5, 2003                Date: September 5, 2003


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE BOND FUND OF AMERICA, INC. and will be retained by THE BOND FUND OF AMERICA, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.